Exhibit 99.1

Banzai Announces Agreement to Eliminate Senior Debt Through Payoff and Equity Conversion

New Agreement Will Eliminate Approximately $4.8 Million of Senior Debt, Strengthening Balance Sheet

SEATTLE – October 17, 2025 – Banzai International, Inc. (NASDAQ: BNZI) (“Banzai” or the “Company”), a leading marketing technology company that provides essential marketing and sales solutions, today announced that senior debt holder CP BF Lending, LLC (“Columbia Pacific”) and the Company have executed a payoff and debt conversion agreement for the remaining principal balance of its outstanding senior secured debt, totaling approximately $4.8 million.

Under the terms of the agreement, the Company will pay off or convert the remaining balance on Columbia Pacific’s senior secured debt into Class A common stock. The agreement includes both the principal amount of the debt and accumulated interest and will result in the elimination of the Company’s debt with Columbia Pacific when completed.

Prior to this new agreement, Banzai repaid approximately $5.3 million of the Columbia Pacific senior secured debt. The agreement provides a framework that the company believes will result in the elimination of the remaining senior debt ahead of the maturity date, ultimately enhancing Banzai’s balance sheet by reducing outstanding debt and interest obligations. The senior secured debt is currently set to mature in February 2027. Throughout 2025, Banzai has been highly focused on debt elimination initiatives to position the company for greater financial flexibility and long-term growth.

“This agreement represents a major win in our plan to strengthen Banzai’s financial foundation. The decision by senior debt holders to convert into equity reflects a strong vote of confidence in Banzai’s vision and trajectory,” said Joe Davy, Founder and CEO of Banzai. “The debt conversion initiative is in tandem with other debt elimination initiatives. Strengthening our financial foundation will only improve Banzai’s ability to accelerate self-service subscriber growth, enterprise and mid-market expansion, and customer retention, all while continuing to focus on the continuous evolution of our product offerings. We remain committed to executing on our strategic objectives and delivering long-term value to customers and shareholders.”

About Banzai

Banzai is a marketing technology company that provides AI-enabled marketing and sales solutions for businesses of all sizes. On a mission to help their customers grow, Banzai enables companies of all sizes to target, engage, and measure both new and existing customers more effectively. Banzai has over 140,000 customers including RBC, Dell Technologies, New York Life, Thermo Fisher Scientific, Thinkific, and ActiveCampaign. Learn more at www.banzai.io. For investors, please visit https://ir.banzai.io.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often use words such as “believe,” “may,” “will,” “estimate,” “target,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “propose,” “plan,” “project,” “forecast,” “predict,” “potential,” “seek,” “future,” “outlook,” and similar variations and expressions. Forward-looking statements are those that do not relate strictly to historical or current facts. Examples of forward-looking statements may include, among others, statements regarding Banzai International, Inc.’s (the “Company’s”): future financial, business and operating performance and goals; annualized recurring revenue and customer retention; ongoing, future or ability to maintain or improve its financial position, cash flows, and liquidity and its expected financial needs; potential financing and ability to obtain financing; acquisition strategy and proposed acquisitions and, if completed, their potential success and financial contributions; strategy and strategic goals, including being able to capitalize on opportunities; expectations relating to the Company’s industry, outlook and market trends; total addressable market and serviceable addressable market and related projections; plans, strategies and expectations for retaining existing or acquiring new customers, increasing revenue and executing growth initiatives; and product areas of focus and additional products that may be sold in the future. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity and development of the industry in which the Company operates may differ materially from those made in or suggested by the forward-looking statements. Therefore, investors should not rely on any of these forward-looking statements. Factors that may cause actual results to differ materially include changes in the markets in which the Company operates, customer demand, the financial markets, economic, business and regulatory and other factors, such as the Company’s ability to execute on its strategy. More detailed information about risk factors can be found in the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and in other reports filed by the Company, including reports on Form 8-K. The Company does not undertake any duty to update forward-looking statements after the date of this press release.

Investor Relations

Chris Tyson

Executive Vice President

MZ Group - MZ North America

949-491-8235

BNZI@mzgroup.us

www.mzgroup.us

Media

Nancy Norton

Chief Legal Officer, Banzai

media@banzai.io